Exhibit 99.1

Liberator, Inc. to Be Featured on Steve Crowley’s American Scene National Radio Program

Interview with Chief Marketing Officer Michael Kane to Air Monday, February 6th

ATLANTA, GA, February 2, 2012 – Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic high-growth and vertically integrated company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand, is pleased to announce that Chief Marketing Officer, Michael Kane, will be featured on the American Scene national radio program with Steve Crowley on Monday, February 6th at 11:24 am Eastern Standard Time. Listeners can tune in at: www.moneychannel.tv to hear the interview.

Steve Crowley’s American Scene national radio show, owned by the Money Channel Inc., airs for three hours daily Monday through Friday. American Scene has over 3,000,000 listeners on the three-hour daily radio broadcasts and airs on hundreds of radio channels nation-wide through the IRN/USA Radio Network affiliates.

“We had the pleasure of being interviewed by Steve Crowley at the FSX Conference in Dallas this past week and look forward to sharing this interview with his national radio audience,” commented Mr. Kane, Chief Marketing Officer at Liberator. “Liberator is a pioneer and early leader in the sexual health & wellness industry, having sold over $60 million worth of our branded Liberator products to date. As we continue to expand our sales and increase our awareness in 2012, be believe Liberator is uniquely positioned to benefit from the rapid shift to mainstream demand for sexual products, as exemplified by our expansion into mass market retailers such as Walgreens.com and Drugstore.com.”

In addition to the national radio program American Scene, Money Channel also produces a national weekly television program, WallStreetCast, which airs on the FOX Business Network during certain times of the year. American Scene was launched nationally in June 1990, and WallStreetCast has been produced since 2005. Both programs feature more than 200 well-known financial experts that are interviewed in constant rotation... from Steve Forbes, Tobin Smith, Beth Dater, Larry Kudlow plus many more.

About The Money Channel Inc.

Headquartered in Coconut Creek, Florida, The Money Channel Inc. has operated as a media company since 2004. Its CEO, Steve Crowley is the former Money Editor of ABC’s Good Morning America, a former Price Waterhouse and Co. CPA-Manager, as well as the author of Money for Life, published by Simon & Schuster Inc. Mr. Crowley and his team have produced more than 9,000 national Radio and Television programs since 1982 in markets ranging from New York to San Diego and from Seattle to Miami. American Scene Radio is also co-branded with Investors Business Daily and with “thestreet.com” founded by Jim Cramer.

For more information, please visit: www.moneychannel.tv

About Liberator, Inc.

Liberator, Inc. is a dynamic high-growth and vertically integrated public company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories. Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. The company is known for cutting-edge advertising and product branding. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

Liberator operates an online retail e-commerce website at: www.Liberator.com and can be followed on Twitter at: www.twitter.com/Liberator.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.

Ronald Scott, Chief Financial Officer

770-246-6426

ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners

Darren Minton, President

Toll-free: (800) 592-6067

Email: info@trilogy-capital.com